                                                                 EXHIBIT 99.1(E)



                            CERTIFICATE OF AMENDMENT
                                       OF
                   MANAGED ACCOUNTS SERVICES PORTFOLIO TRUST



    This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12
Section 3801 ET SEQ.) and sets forth the following:



    1. The name of the trust is: Managed Accounts Services Portfolio Trust ("Trust").



    2. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to PaineWebber PACE Select Advisors Trust.



    3.  This Certificate shall be effective on December 1, 1997.



    IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate on this 26th day of November, 1997.



                                                  /s/ MARGO N. ALEXANDER

                                            ---------------------------------
                                                  Margo N. Alexander, as
                                               Trustee and not individually



                                          Address:1285 Avenue of the Americas
                                                New York, New York 10019



STATE OF NEW YORK                                                ss
CITY OF NEW YORK



    Before me this 26th day of November, 1997, personally appeared the above-named Margo N. Alexander, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.



                                                     /s/ ILENE SHORE

                                            ------------------------------------
                                                       Ilene Shore
                                                      Notary Public